Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4/S-3 of our report dated February 24, 2010, relating to the consolidated financial statements, which appears in DigitalGlobe, Inc's Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, CO
May 13, 2010